SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

R.H. DONNELLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)	27513 (Zip Code)

R.H. Donnelley Inc.*

(Exact name of registrant as specified in its charter)

Delaware	333-59287	36-2467635
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)	27513 (Zip Code)

Registrant’s telephone number, including area code: (919) 297-1600

(Former name or former address, if changed since last report.)

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% Senior Notes due 2010 and 10 7 /8% Senior Subordinated Notes due 2012, and is now subject to the filing requirements of Section 15 (d) as a result of such Notes. As of December 1, 2004, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1: Closing Agreement dated as of December 13, 2004 by and between the Company and the Commissioner of the Internal Revenue Service
EX-99.1

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01. Other Events

On December 10, 2004, R.H. Donnelley Corporation (“we” or the “Company”) entered into a settlement agreement with the Internal Revenue Service (“IRS”) relating to the utilization of certain capital losses generated during 1989 and 1990 by affiliates of what was at the time known as The Dun & Bradstreet Corporation. As disclosed in each of our periodic reports filed with the United States Securities and Exchange Commission (“SEC”), as a result of the form of our separation from The Dun & Bradstreet Corporation on June 30, 1998, we are the corporate successor of, and technically the taxpayer referred to below as, “D&B” with respect to any tax matter accruing prior to June 30, 1998.

Also as disclosed in our periodic reports, pursuant to a series of tax sharing agreements related to our separation from D&B in 1998, as well as other corporate reorganizations involving D&B, both before and after ours (as described in more detail in our periodic filings), we are not responsible for any of, and are fully indemnified against all of, the liabilities (including settlements thereof) described below. Under the terms of our separation from D&B, D&B agreed to assume the defense of and to indemnify us for any tax liability that may be assessed against us and any related costs and expenses that we may incur in connection with certain specified tax matters, including the matter and related settlement described below. Also, as required by those agreements, Moody’s Corporation (“Moody’s”) has agreed to be jointly and severally liable with D&B for these indemnity obligations to us. Under the terms of certain of the agreements related to their separation from each other, D&B and Moody’s have, between each other, agreed to be financially responsible for 50% of any potential tax liabilities that may arise to the extent such potential liabilities are not directly attributable to each party’s respective business operations. As a result, we are not obligated, by virtue of the tax sharing agreements, to pay any of the amounts arising out of the settlement agreement. As a condition precedent to our execution of the settlement agreement, we required each of D&B and Moody’s to execute an acknowledgement of their joint and several indemnification obligations to us with respect to this matter. Only if D&B and Moody’s were unable to bear all or a part of these liabilities, would we be liable, and then only to the extent that both of them could not satisfy their joint and several indemnity obligations to us.

As previously disclosed in the Company’s Form 10-Q for the period ended September 30, 2004, the IRS had issued a formal notice of adjustment on June 26, 2000 with respect to the utilization of tax losses in the tax returns filed for the 1989 and 1990 tax years by D&B. These tax losses were generated by partnerships in which D&B and The A.C. Nielsen Group, a former consolidated subsidiary of D&B, were partners. In anticipation of the IRS’s June 26, 2000 formal notice of adjustment, D&B (on our behalf) filed an amended tax return for the 1989 and 1990 tax periods, which reflected $561.6 million of tax and interest due. Pursuant to these tax sharing agreements, Moody’s (on behalf if itself and D&B) paid the IRS approximately $349.3 million, and IMS Health Incorporated (“IMS”) (on behalf of itself and Nielsen Media Research, Inc. (“NMR”)) paid the IRS approximately $212.3 million. We understand that these payments were made to the IRS to stop further interest from accruing. In 2000, D&B (on our behalf) filed a complaint for a refund in the U.S. District Court.

Pursuant to the settlement negotiated by D&B with the IRS, as the taxpayer of record, we entered into a Closing Agreement with the IRS. Under the terms of the settlement, the IRS is owed a total of $22.0 million in respect of unpaid taxes and penalties. This tax amount represents the net amount of the tax owing after consideration of the amounts paid by Moody’s and IMS in 2000. In addition, we understand that D&B expects that within the next several weeks, the IRS will issue a bill for the settlement, which will include interest on the $22.0 million referred to above. As described above, the total settlement amount is to be paid by our indemnitors.

Under these tax sharing agreements, each of D&B, Moody’s, IMS and NMR are effectively obligated to pay one quarter of the total settlement amount to the IRS, even though we are the only named party to the settlement by virtue of being the “taxpayer” of record for the 1989 and 1990 tax years. We understand that IMS has indicated that it believes that its share of the settlement may be less than what D&B and Moody’s believe IMS is responsible for under the tax sharing agreements. We understand that should IMS refuse to pay its full share of the settlement as and when due, D&B will engage in the negotiation process required by the tax sharing agreements and, if that process is unsuccessful, D&B may be required to commence arbitration proceedings in 2005 to determine IMS’s share of the required payment. In any event, as described above, each of D&B and Moody’s have jointly and severally indemnified us against the full amount of the total settlement payment.

While we cannot assure you, management presently believes that D&B and Moody’s have sufficient financial resources, borrowing capacity and indemnity rights against IMS and NMR, and IMS and NMR in turn have sufficient financial resources and borrowing capacity to satisfy their respective indemnity obligations to D&B and Moody’s, so as to reimburse us for any payments we may be required to make and related costs we may incur in connection with this tax matter and related settlement. Therefore, management presently believes that this settlement will not have a material adverse effect on the Company’s results of operations, cash flows or financial condition.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

EXHIBIT 99.1: Closing Agreement dated as of December 13, 2004 by and between the Company and the Commissioner of the Internal Revenue Service

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation
By:	/s/ Robert J. Bush

Robert J. Bush Vice President, General Counsel & Corporate Secretary

R.H. Donnelley Inc.
By:	/s/ Robert J. Bush

Robert J. Bush Vice President, General Counsel & Corporate Secretary

DATE: December 16, 2004

EXHIBIT INDEX

EXHIBIT 99.1: Closing Agreement dated as of December 13, 2004 by and between the Company and the Commissioner of the Internal Revenue Service